UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 28, 2009
(Date of earliest event reported)

Card Activation Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25474 (Commission File Number)	20-5769015 (I.R.S. Employer Identification Number)

7038 E. 5th Avenue
Scottsdale, AZ 85251

(Address of principal executive offices, including zip code)

(949) 466-1534
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The involuntary bankruptcy petition against Card Activation Technologies, Inc.'s (“Card” or the “Company”) largest stockholder, MedCom USA, Inc. ("MedCom"), was dismissed on July 28, 2009.

As previously reported on Form 8-K dated June 12, 2009, Card has entered into a settlement agreement with Michael De La Garza.  The settlement agreement became final and effective on August 11, 2009, when the deadline for objecting to the bankruptcy court's order dismissing the involuntary bankruptcy petition against MedCom USA, Inc. had passed, making the bankruptcy court's order final.

Mr. De La Garza has affirmed in writing that he holds no position with Card, whether as an officer, a director or otherwise, and he has resigned from any such position(s) to the extent he could be said to hold any such position(s).

Likewise, both William P. Williams and Michael Malet have affirmed in writing that they hold no positions with Card, whether as an officer, director or otherwise, and further resigned from any such position to the extent they could be said to hold any such position.

In addition, on August 25, 2009, a court order was issued, pursuant to a stipulation of the parties, dismissing Card and MedCom USA, Inc.'s litigation in federal court against Mr. Williams and Mr. Malet without prejudice.  Card and MedCom still intend to pursue any remedies they have against Mr. Williams, Mr. Malet, and other entities connected with Mr. Williams, but will attempt to do so outside of court to mitigate expenses.  In the event a resolution cannot be reached that is satisfactory to all parties, the litigation will be reinstated.  All parties involved have entered into tolling agreements to protect Card's and MedCom USA, Inc.'s claims from the defense of the statute of limitations and other time-based defenses.

Certain statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Card to be materially different from those expressed or implied by such forward-looking statements.  Our future operating results are dependent upon many factors, including, but not limited to, (a) our growth strategies, (b) anticipated trends in our industry, (c) our ability to obtain and retain sufficient capital for future operations, (d) our anticipated needs for working capital; and (e) other risk factors discussed in our periodic filings with the Securities and Exchange commission, including our Form 10-K filed on December 29, 2008. Card undertakes no obligation to update any forward-looking statements made in this Form 8-K to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Card Activation Technologies, Inc.

By:	/s/ Robert Kite
Robert Kite
Chairman of the Board

Date:  September 10, 2009